                              EMPLOYMENT AGREEMENT

         EMPLOYMENT AGREEMENT (this "Agreement"), dated May 31, 2000, by and among HMG-e, INC., a New York corporation (the "Company") and wholly-owned subsidiary of HMG WORLDWIDE CORPORATION, a New York corporation ("HMG"), Mark Zeff Consulting Group, Inc., a New York corporation ("MZCG"), and MARK ZEFF (the "Executive").

                              W I T N E S S E T H:

                  WHEREAS, the Company is purchasing of all of the outstanding shares of common stock of MZCG from the Executive, which shares (the "Zeff Shares") are being purchased by the Company pursuant to that certain Stock Purchase Agreement (such purchase, the "Acquisition"), dated the date hereof (the "Purchase Agreement");

                  WHEREAS, pursuant to the Stock Purchase Agreement and a term sheet delivered in connection therewith relating to the formation of a limited liability company (the "LLC") by the Executive and an Affiliate of the Company (the "LLC Term Sheet"), the Executive will cause The Glade Corp., a New York corporation ("Glade"), to contribute its assets to the LLC and the Company will contribute the sum of $10 thereto, and the Executive and such Affiliate (the "HMG Member") will be the members of the LLC;

                  WHEREAS, the Company desires that MZCG retain the services of the Executive to manage the business of MZCG following the Acquisition, pursuant to the terms of an employment agreement; and

                  WHEREAS, the execution and delivery of this Agreement, including the Executive's agreement to the restrictive covenants contained herein, are a condition precedent to the consummation of the Acquisition;

                  NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements set forth herein and the mutual benefits to be derived from this Agreement and the purchase of the Zeff Shares, the parties do hereby agree as follows:

         1. Definitions. All capitalized terms used but not defined herein shall have the respective meanings ascribed to them, respectively, in the Purchase Agreement.

         2. Employment.

                  (a)  Duties.

                           (i) The Company shall employ the Executive as the
                  President of MZCG , to perform all duties and services duties and responsibilities consistent with such position, and such other duties and services, consistent with such position, as may from time to time be assigned to the Executive by the Board of Directors of MZCG, the Company and HMG.

                           (ii) The Executive's employment with MZCG shall be
                  full-time and exclusive, except that the Executive shall devote such time to the LLC as provided for in the LLC Term Sheet or such other LLC operating agreement as the HMG Member and the Executive shall execute and deliver pursuant to the terms of the LLC Term Sheet. Except as otherwise provided in this subparagraph (ii), during the Term (as defined in Section 3 hereof), the Executive shall, except during periods of vacation, sick leave or other duly authorized leave of absence, devote the whole of Executive's time, attention, skill and ability during usual business hours to the faithful and diligent performance of the duties and responsibilities described herein. Without any additional consideration, the Executive acknowledges that he may, from time to time, at the reasonable discretion of the Board of Directors of HMG (the "HMG Board"), be required to render services similar in function or capacity to those required of him hereunder to or on behalf of any or all Affiliates (as defined in below) of HMG. Unless otherwise indicated by the context, the term "Company" shall include the Company and all of its Affiliates. The term "Affiliates" shall mean all entities, controlling, controlled by, or under common control with HMG at any time during the Term.

                  (b) Place of Performance. In connection with his employment by MZCG, the Executive shall be based at the Company's offices located in New York City, New York, except for required travel on business for MZCG or the Company.

         3. Term. The term of the Executive's employment hereunder shall have commenced effective as of January 1, 2000 (the "Commencement Date"), shall continue for a period of three years and end on December 31, 2002, unless sooner terminated in accordance with the provisions hereof (the "Term").

         4. Compensation.

                  (a) Base Salary. During the Term, the Executive shall be entitled to receive an annual base salary (the "Base Salary") of Two Hundred Fifty Thousand Dollars ($250,000), payable in installments at such times as the Company customarily pays its other senior executive employees, but in no event less than bi-monthly.

                  (b) Payment of 2000 Base Salary. The Executive's Base Salary for the calendar year 2000 shall be payable as follows: MZCG shall pay the Executive one year's Base Salary for the period from the Commencement Date through December 31, 2000, less (i) the sum of Seventy Thousand Dollars ($70,000) or such other sum as shall have been paid by MZCG to the Executive as compensation from the Effective Date through the date hereof (the "2000 Distributed Salary") and (ii) the amount of all New York City, State and Federal withholding taxes and all F.I.C.A. and Medicare due with respect to the 2000 Distributed Salary (collectively, "Withholding Taxes"). MZCG shall pay the Withholding Taxes payable with respect to the 2000 Distributed Salary. No later than the date on which the Company shall have paid the second installment of salary to its other senior executive employees following the date hereof, the Company shall pay or cause MZCG to pay the Executive the difference, if any, between (A) the amount of the Base Salary accrued to the date hereof for the 2000 calendar year and (B) the sum of the 2000 Distributed Salary and the Withholding Taxes thereon.

                  (c) Expense Allowance. The Executive shall have the right, by notice given to MZCG and the Company at any time during the Term, to require MZCG to apportion up to an aggregate of $50,000 of the Executive's Base Salary for any calendar year for use as an expense allowance.

                  (d) Membership in Access Group. Effective as of the Commencement Date, the Executive shall be deemed to be a member of the HMG Access Group, which membership will entitle the Executive to receive commissions for bringing business to HMG which is new to its core businesses and unrelated to the business of MZCG or the LLC. The amount and rate of such commissions shall be negotiated by HMG and the Executive on a case-by-case basis.

                  (e) Incentive Compensation. As an incentive to the Executive to expand the business of MZCG and increase its profitability, MZCG hereby agrees to grant to the Executive, for each calendar year of the Term, the cash incentive compensation set forth below for such year ("Incentive Payments") and HMG hereby agrees to grant to the Executive options to purchase the number of shares of HMG Stock set forth below for such year ("Incentive Options"), based on the aggregate net profits of MZCG; provided, however, that no Incentive Payment shall be payable or Incentive Options granted to the Executive for any such year unless the "Minimum Net Profit" of MZCG set forth below for such year is achieved:


                                    Minimum
                  Year              Net Profit                Incentive Payments and Options
                  ----              ----------                ------------------------------

                  2000              $500,000                  $60,000, plus 8% of the net profit in excess
                                                              of $500,000 and options to purchase 50,000
                                                              shares of HMG Stock


                  2001              $720,000                  $72,000, plus 8% of the net profit in excess
                                                              of $720,000 and options to purchase 50,000
                                                              shares of HMG Stock

                  2002              $840,000                  $84,000, plus 8% of the net profit in excess
                                                              of $840,000 and options to purchase 50,000
                                                              shares of HMG Stock

                  The exercise price per share of any Incentive Options granted hereunder shall be the fair market value thereof on the date of grant as determined by the HMG Board. Except as otherwise expressly provided in Section 7 hereof, the Incentive Options granted pursuant to this paragraph (e) shall be employee stock options and shall have such other terms and conditions as are set forth in the applicable HMG stock option plan(s) pursuant to which such Options are granted. The term, "net profit," as used in this paragraph (e) with respect to any year, shall mean the income of MZCG before taxes and amortization of good will and/or expenses attributable to the Acquisition for such year, as calculated in accordance with generally accepted accounting principles consistently applied by HMG's independent certified public accountants, in a manner consistent with the financial information, as audited by such accountant, with respect to MZCG incorporated in the consolidated financial statements of HMG and its subsidiaries for such year.

                           (i) Except as otherwise expressly provided in Section
                  7(f) of this Agreement, the Executive's right to receive an Incentive Payment and Incentive Options for any of the years set forth above is contingent upon the Executive's continuing as a full-time employee of MZCG throughout such year.

                           (ii) The Incentive Payment due for each year of the
                  Term as provided above shall be paid by MZCG to the Executive and the Incentive Options due for each such year as provided above shall be issued by HMG to the Executive no later than thirty (30) days following the date of filing with the Securities and Exchange Commission of HMG's annual report on Form 10-K for such year (the "Incentive Payment Date").

         5. Health Insurance and Other Benefits. During the Term, the Executive shall be a member of the HMG Access Group and will thereby entitled to all employee benefits offered by HMG to its executives and key management employees generally, including, without limitation, all pension, profit sharing, retirement, bonus, vacation, deferred compensation, disability insurance, hospitalization insurance, major medical insurance, medical reimbursement, survivor income, life insurance or any other benefit plan or arrangement established and maintained by the Company or HMG, subject to the rules and regulations then in effect regarding participation therein, and in accordance with the internal policies of the Company or HMG.

         6. Reimbursement of Expenses. The Executive shall be reimbursed for all reasonable amounts for items of travel, entertainment and miscellaneous expenses that the Executive incurs in connection with the performance of his duties hereunder, provided that the Executive submits to the Company such statements and other evidence supporting said expenses as the Company may reasonably require. Notwithstanding the foregoing, the Executive must receive the written approval of the Chief Financial Officer or Chief Executive Officer of HMG before incurring any (a) single expense or (b) group of related expenses, in either case in excess of $5,000.

         7 Termination of Employment. MZCG shall have the right to terminate the Executive's employment hereunder with or without Cause (as defined below).

                  (a)  Termination for Cause.

                           (i) MZCG shall have the right to terminate the Executive's employment hereunder, at any time during the Term, under any of the circumstances set forth in this paragraph (a) of this
         Section 7 upon giving notice to the Executive, which notice shall set forth the "Cause" which is the basis of such termination. Except as otherwise expressly provided in this Section 7, (A) upon termination of the Executive's employment for Cause, neither of MZCG, HMG nor the Company shall have any further obligation to the Executive hereunder, except for the (1) payment of any unpaid Base Salary pro-rated through the date of termination and (2) any benefits accrued and expenses reimbursable to such date and (B) except as otherwise expressly provided in clause (A) of this subparagraph (i), or paragraph (c) of this Section 7, the Executive's termination for Cause shall be effective on the date on which notice thereof is given to the Executive;

                           (ii) "Cause" shall mean termination upon the
occurrence of any of the following:

                           (A) the Executive's failure or refusal for any reason
                  (other than his death or Total Disability to perform his material duties under this Agreement, provided, however, that this Agreement shall not be terminated pursuant to this subparagraph (A) unless MZCG first provides the Executive with written notice of demand to cure, but only in the event that such failure or refusal is, in the commercially reasonable business judgment of MZCG, capable of being cured; such notice of demand to cure shall specify the acts or omissions that allegedly constitute the Executive's failure or refusal to perform his duties and a reasonable opportunity to cure such failure or refusal, which opportunity shall not exceed a period of thirty (30) days following the giving of notice of demand to cure; in such event, if such failure or refusal is not cured by the Executive by the 30th day following the giving of notice of demand to cure, the Executive's employment hereunder shall terminate upon such 30th day. Anything contained herein to the contrary notwithstanding, if MZCG gives the Executive a notice of demand to cure pursuant to this subparagraph, and the Executive cures within the prescribed time period, MZCG shall not be obligated to give the Executive the right to cure his failure or refusal to perform his duties on any subsequent occasion during the Term as a condition to termination the Executive's employment hereunder or for any other purpose. Upon such subsequent failure or refusal, MZCG shall give written notice to the Executive, and the Executive's employment hereunder shall terminate immediately upon the 30th day following the giving of such notice.

                           (B) the Executive's breach of his fiduciary duty (1)
                  as an officer and/or director of MZCG or (2) to the Company;

                           (C) the Executive's conviction of (1) any misdemeanor
                  that involves dishonesty and, in the reasonable determination of the Board of Directors of MZCG, harms the material interests of MZCG, or the Company, HMG or any of their respective Affiliates; or (2) any felony;

                           (D) the Executive's possession or use of illegal
                  drugs, or excessive use of alcohol on the premises of MZCG, the Company or HMG or at a work-related function at any location;

                           (E) conduct by the Executive that materially harms
                  the reputation or goodwill of MZCG, or the Company, HMG or any of their respective Affiliates or that otherwise materially undermines the best interests of MZCG, or the Company, HMG or any of their respective Affiliates or any of their respective officers or directors; anything contained herein to the contrary notwithstanding, in no event shall any action taken by the Executive in good faith to enforce his rights under this Agreement, the Purchase Agreement or the LLC Term Sheet or the LLC operating agreement to be entered into by the Executive and the HMG Member pursuant to the terms of the LLC Term Sheet and the Purchase Agreement (the "LLC Agreement") be considered to be conduct by the Executive that materially harms the reputation or goodwill or that otherwise materially undermines the best interests of either MZCG, the Company, HMG or any of their respective Affiliates;

                           (F) the Total Disability (as defined below) of the
                  Executive for 60 or more days during any period of 180 consecutive days during the Term. The term "Total Disability," as used in this Agreement, shall mean a mental or physical condition that in the reasonable opinion of the insurance carrier which provides the disability insurance on behalf of the HMG, the Company or MZCG covering the Executive renders the Executive unable or incompetent to carry out the material duties and responsibilities of the Executive under this Agreement;

                           (G)  the Executive's death;

                           (H) the Executive's breach of any of the covenants
                  contained in Section 8 hereof; and

                           (I) any event which results in an automatic, 50%
                  reduction in the membership interest of the Executive in the LLC pursuant to the LLC Term Sheet or the LLC Agreement.

                  (b) Payments to Executive Upon Termination for Cause. Except as otherwise provided in paragraph (c) of this Section 7, in the event that the Executive is terminated for Cause under this Agreement, MZCG shall pay the Executive the Base Salary and any and all finders' fees or benefits accrued and unpaid to the date of termination and reimbursement of expenses incurred by the Executive to the date of termination pursuant to Sections 4, 5 and/or 6 hereof, respectively; and neither MZCG, the Company nor HMG shall have any further obligation to make any payments to the Executive under this Agreement.

                  (c) Certain Provisions In Event of Total Disability or Death of Executive. Anything contained in this Section 7 to the contrary notwithstanding: (i) in the event of termination owing to the Executive's Total Disability, the Executive's employment hereunder shall not terminate until the 30th day following the giving of notice of termination, which notice shall be accompanied by a copy of the determination of the insurance carrier regarding the Executive's disability; (ii) in the event of the Executive's death during the Term, termination of his employment hereunder shall be effective on the date of death; and (iii) payment of any Base Salary, finders' fees or benefits accrued and unpaid to the date of termination and reimbursement of expenses incurred by the Executive pursuant to Sections 4, 5 and/or 6 hereof and unpaid, respectively, up until the occurrence of a Total Disability, or to the date of death upon the death of the Executive, shall be made to the Executive or his personal representative, as the case may be, net of disability and/or life insurance benefits payable to the Executive or his personal representative as a consequence of the Executive's Total Disability or death pursuant to any policy or policies of insurance maintained by either MZCG, the Company or HMG for such purpose, it being understood that any key man life insurance purchased by MZCG, the Company or HMG on the life of the Executive shall be payable solely to the purchaser or the beneficiary or beneficiaries named in such policy.

                  (d) Termination Without Cause. MZCG may terminate the Executive's employment hereunder without Cause at any time by giving the Executive notice of termination stating the effective date of such termination, which date shall be not less than [forty-five] ([45]) days following the date on which such notice is given. If the Executive's employment is terminated by MZCG other than for Cause, then MZCG shall pay the Executive an amount equal to the balance of the Base Salary and pay the Executive, finders' fees or benefits accrued and unpaid and reimbursement of expenses incurred by the Executive pursuant to Sections 4, 5 and 6 hereof and unpaid through the date of termination, plus one full year's Base Salary ($250,000). Such amount ($250,000) shall be payable over the course of year following the date of termination at such times as the Company customarily pays its other senior executive employees. In the event of the Executive's termination by MZCG without Cause, the Executive shall also be entitled to receive the Incentive Payment and Incentive Options as provided in paragraph (f) of this Section 7. MZCG's obligation to make payments under this paragraph (d) and/or paragraph (f) of this Section 7 shall immediately cease upon the Executive's breach of any of the covenants contained in Section 8 hereof or the automatic reduction by 50% of his membership interest in the LLC pursuant to the terms of the LLC Term Sheet or the LLC Agreement.

                  (e) Termination by the Executive. The Executive may terminate his employment by MZCG under this Agreement as follows:

                           (i) voluntarily at any time during the Term, for any
                  reason other than the material breach of this Agreement by MZCG (as described in subparagraph (ii) of this paragraph
                  (e)), by giving written notice of termination to MZCG and the Company of his intention to so terminate stating the effective date of such termination, which date shall be not less than thirty (30) days following the date on which such notice is given. Upon the Executive's termination of his employment pursuant to this subparagraph (i), the sole obligation of MZCG, the Company and HMG to the Executive shall be to pay the Executive all accrued and unpaid Base Salary and benefits, if any, to the date of termination.

                           (ii) in the event of a material breach by MZCG
                  (whether intentional, reckless or the result of gross negligence) of any of its material obligations under this Agreement (a "Material Breach by MZCG"), provided, however, that this Agreement shall not be terminated pursuant to this subparagraph (ii) unless the Executive first provides MZCG and the Company with written notice of demand to cure; and such notice of demand to cure shall specify the acts or omissions that allegedly constitute the Material Breach by MZCG and a reasonable opportunity to cure such Breach, which opportunity shall not be less than thirty (30) days following the giving of notice of demand to cure; if such Material Breach by MZCG is not cured by the 30th day following the giving of notice of demand to cure by the Executive, the Executive's employment hereunder shall terminate upon such 30th day. If the Executive's employment is terminated pursuant to this subparagraph (ii), then MZCG shall pay the Executive all accrued and unpaid Base Salary to the date of termination and all other sums due and owing at the date of termination pursuant to Sections 4, 5 and 6 hereof plus one year's Base Salary ($250,000). Such amount ($250,000) shall be payable at such times as the Company customarily pays its other senior executive employees. In the event the Executive terminates this Agreement in the event of a material breach by MZCG in compliance with the terms of this paragraph (e)(ii), the Executive shall also be entitled to receive the Incentive Payment and Incentive Options as provided in paragraph (f) of this Section 7. The obligation of MZCG to make payments to the Executive under this subparagraph (ii) and/or paragraph (f) of this Section 7 shall immediately cease upon the Executive's breach of any of the covenants contained in Section 8 hereof or the automatic, 50% reduction of his membership interest in the LLC pursuant to the terms of the LLC Term Sheet or the LLC Agreement.

                  (f) Additional Payments Upon Termination Without Cause or Termination by Executive. In the event that the Executive's employment hereunder is terminated by MZCG without Cause or the Executive terminates his employment hereunder pursuant to clause (ii) of paragraph (e) of this Section 7, MZCG shall make the following additional payment(s) to the Executive:

                           (i) on the Incentive Payment Date for the calendar
                  year in which such termination occurs, the full amount of the Incentive Payment and the Incentive Options for such calendar year, if any, to which the Executive would otherwise have been entitled under Section 4(e) hereof had he remained employed by MZCG hereunder through and including the last day of such calendar year; plus

                           (ii) on the Incentive Payment Date for the calendar
                  year next following the year in which such termination occurs:
                  (A) the amount derived by multiplying (1) the Incentive Payment, if any, to which the Executive would otherwise have been entitled under Section 4(e) hereof had he remained employed by MZCG hereunder through and including the last day of such next following calendar year by (2) a fraction, the numerator of which is the number of days from January 1 of such year through and including the date of the first anniversary of the Executive's termination and the denominator of which is 365 (the "Fraction"); and (B) the number of Incentive Options derived by multiplying 50,000 by the Fraction; provided, however, that any Incentive Options issuable to the Executive pursuant to this paragraph (f) shall not be employee stock options and shall not be issuable upon the Executive's death subsequent to the termination of this Agreement.

                  No payments shall be due from MZCG to the Executive under clause (i) or (ii) hereof, (A) for any calendar year following the calendar year 2002 or (B) for any calendar year in which MZCG does not achieve the Minimum Net Profit for such year, as set forth in Section 4 hereof.

                  (g) Full and Final Payment. In the event of termination of this Agreement for any reason, the payments, if any, required to be made to the Executive pursuant to this Section 7 shall be in full and complete satisfaction of any and all obligations owing to the Executive pursuant to this Agreement, but such payments shall not abrogate or otherwise affect any registration rights the Executive may have with respect to securities pursuant to the terms of the Purchase Agreement.

         8. Restrictive Covenants; Work Product.

                  (a) Certain Definitions. The following capitalized terms, as used herein, shall have the meanings set forth below:

                           (i) "Non-Compete Period" shall mean the period
                  commencing on the date of the first to occur of (A) the last day of the three-year Term of this Agreement or (B) its earlier termination and ending either on the date which is (1) the first anniversary of the date of such last day of the Term or earlier termination (the "One-Year Non-Compete Period") or
                  (2) the second anniversary of the date of such last day of the Term or earlier termination (the "Two-Year Non-Compete Period").

                           (ii) "Employer Confidential Information" shall mean
                  any information relating in any way to the business of HMG, the Company, MZCG and/or any of their respective Affiliates as now conducted or hereafter conducted during the Non-Compete period, which information is disclosed or known to the Executive as a consequence of, result of, or through his affiliation with the Company and/or HMG or his conduct of the business of MZCG, Glade and/or the LLC, which information consists of technical or non-technical information about the products, processes, programs, concepts, forms, business methods, data, any and all financial or accounting data, marketing, customer lists or other information about customers, suppliers, or services and information corresponding thereto of the Company, HMG , MZCG, the LLC or any of their respective Affiliates acquired by the Executive at any time prior up to and including the last day of the Non-Compete Period. Employer Confidential Information shall not include any of such items that are published without violation by the Executive of the terms of this Section 8 or are otherwise part of the public domain or freely available from trade sources or otherwise other than as the result of any violation by the Executive of the provisions of this Section 8.

                  (b) Non-Compete. As a material inducement to the Company, HMG and MZCG to enter into this Agreement and to perform the transactions contemplated hereby, the Executive undertakes and agrees that, except as otherwise provided in the LLC Agreement, he shall not, directly or indirectly, (i) compete or participate as a director, officer, employee, consultant, agent, representative or otherwise or as (A) the holder of more than 5% of the equity securities of any Person, (B) a partner or (C) a joint venturer, (ii) have any direct or indirect financial interest, including, without limitation, the interest of a creditor, in any business competing directly with the business of (1) the Company, HMG, MZCG (to the extent of any business of MZCG other than architectural or interior design) or any of their respective Affiliates at any time during the Two-Year Non-Compete Period or (2) MZCG, to the extent the business of MZCG consists of architectural or interior design at any time during the One-Year Non-Compete Period, in either case within a radius of two hundred (200) miles of any office of the Company, HMG, or MZCG or any of their respective Affiliates existing at any time during the applicable Non-Compete Period. Anything contained in this paragraph (b) to the contrary notwithstanding, the Executive shall have the right to compete with the architectural and/or interior design business of MZCG following termination of this Agreement prior to the expiration of the Term hereof if this Agreement is so terminated by MZCG without cause or by the Executive on account of a material breach of any material representation or covenant as provided in Section 7(e)(ii) hereof.

                  (c) Use of Name. Following the One-Year Non-Compete Period, the Executive shall not use the name, Mark Zeff Consulting Group or any confusingly similar name in the conduct of any business that competes with any business of the Company, HMG, MZCG and/or any of their respective Affiliates, except as otherwise expressly provided in the LLC Term Sheet or the LLC Agreement.

                  (d) Non-Solicitation. The Executive further undertakes and agrees that he shall not, at any time during the Two-Year Non-Compete Period, directly or indirectly, employ, cause to be employed or solicit for employment any employee of or consultant to the Company, MZCG, HMG or any of their respective Affiliates or induce or attempt to induce any customer of or supplier to the Company, MZCG, HMG, or the LLC or any of their respective Affiliates to cease conducting business with any of the Company, MZCG, HMG or the LLC or any of their respective Affiliates.

                  (e) Non-Disclosure. The Executive shall (i) not, at any time, directly or indirectly, disclose to any Person, for any reason, or use for his personal benefit, any Employer Confidential Information, (ii) at all times take all precautions necessary to protect from loss or disclosure by him of any and all documents or other information containing, referring or relating to any Employer Confidential Information, (iii) promptly return to the Company any and all documents or other tangible property containing, referring or relating to any Employer Confidential Information, whether prepared heretofore or hereafter by or on behalf of any of MZCG, Glade, the Company, HMG, any of their respective Affiliates, the Executive or any other Person. Notwithstanding any provision to the contrary contained in this paragraph (e), this paragraph shall not apply to (A) disclosure of Employer Confidential Information as required by legal process regular on its face (including, without limitation, by subpoena or discovery requirement, (B) disclosure of any information which has become part of the public domain or is otherwise publicly disclosed, in either case through no fault or action of the Executive, or (C) use (but not disclosure) by the Executive of any Employer Confidential Information to the extent related to any business he conducts in competition with MZCG without violation of this Section 8. The parties hereby expressly acknowledge and agree that use by the Executive of Employer Confidential information permitted by clause (C) of this paragraph (e) shall apply where the Executive competes with the architectural or interior design business of MZCG as permitted by the last sentence of paragraph
         (b) of this Section 8.

                  (f) Work Product. The Executive agrees that any and all ideas, innovations, inventions, improvements, developments, methods, designs, analyses, drawings, reports and all similar or related information which relates to the business of MZCG, the Company, HMG or any of their respective Affiliates or any business which any of them has taken significant action to pursue and which are conceived, created, developed or made by the Executive at any time prior to the date of this Agreement or thereafter while employed by or an officer or director of MZCG, the Company, or HMG (all of the foregoing, "Work Product"), belong to MZCG, the Company, or HMG, respectively. The Executive shall promptly disclose all such Work Product to the Board of Directors of MZCG and perform all actions reasonably requested by such Board of Directors (whether during or after expiration of the term of this Agreement) to establish and confirm such ownership (including, without limitation, assignments, consents, powers of attorney and other instruments) as each such Board of Directors in its sole discretion deems necessary, provided, however, that anything contained in this paragraph (f) to the contrary notwithstanding, that the rights of the parties in and to any products using the "Zeff Brand" shall be subject to the terms of the LLC Term Sheet and the LLC Agreement.

                  (g) Scope of Covenants. Should the duration, geographic area or range of proscribed activities contained in any provision of this
         Section 8 be held to be too great, too large or too long by any court of competent jurisdiction, then such duration, geographical area or range of proscribed activities shall be modified to such degree as is required to make it or them reasonable and enforceable. The Executive acknowledges that the restrictive covenants contained in this Section 8 are reasonable in view of the transactions contemplated hereby and the Executive's receipt of substantial compensation hereunder.

                  (h) Enforcement. The Executive acknowledges and agrees that entering into and performing under this Agreement and the observance of the restrictive covenants set forth in this Section 8 are additional consideration for MZCG, the Company and HMG to enter into this Agreement, and that in the event of the breach by the Executive of any of the covenants contained in this Section 8, MZCG, the Company, HMG and/or their respective Affiliates will suffer substantial and irreparable harm which are not readily ascertainable or compensable in money damages. The Executive therefore agrees that the provisions of this Section 8 shall be construed as an agreement independent of the other provisions of this Agreement and any other agreement, and that MZCG, the Company, HMG and their respective Affiliates, in addition to any other remedies (including damages) provided by law, shall have the right and remedy to have each of the provisions of this Section 8 specifically enforced by any court having equity jurisdiction hereof or thereof. The rights and remedies set forth in this paragraph (h) shall be in addition to, and not in lieu or derogation of, any other rights or remedies available to the Company, HMG, MZCG and/or any of their respective Affiliates at law or in equity.

                  (i) Effect of Termination on Restrictive Covenants. Anything contained in this Agreement to the contrary notwithstanding, upon termination of the Executive's employment hereunder for any reason, the restrictive covenants contained in Section 8 hereof shall continue in full force and effect during the applicable Non-Compete Period (as defined therein); provided, however, that if the Executive's employment is terminated pursuant to Section 7(d) or Section 7(e)(ii) hereof, then the Executive shall have the right to compete with MZCG in the architectural and interior design business and the provisions of
         Section 8(b) hereof shall not apply to such competition, and the provisions of Section 8(e) hereof shall not apply to the use of Employer Confidential Information related solely to such business to the extent that such use is necessary in order for the Executive to compete with MZCG to the extent that such competition is expressly permitted by this Section 8.

         9. Key Man Insurance. In the event that MZCG, the Company or HMG elect to obtain insurance on the life of the Executive naming any of MZCG, the Company and/or HMG as the beneficiaries, the Executive shall make himself available as necessary to assist any of MZCG, the Company and/or HMG in obtaining such life insurance policy. Either the Company, any of MZCG and or HMG shall pay the premiums on any such insurance policy as they become due, and such policy shall be the sole and absolute property of the Company or any of MZCG, as the case may be. Any proceeds received by any of the Company, MZCG or HMG under any insurance policies owned by such entity or entities on the life of the Executive due to his death shall be paid to and used by such beneficiaries in such manner as may be determined by them in its or their sole discretion.

         10. Miscellaneous.

                  (a) Notices. Any notice, demand or other communication required or permitted to be given under this Agreement shall be in writing and shall either be hand-delivered to the party for whom intended, or mailed to such party at the address set forth below for such party (or any other address designated by such party by notice given pursuant to the provisions of this paragraph 10(a) by both (i) first class and (ii) registered or certified mail, return receipt requested, or sent by express mail or nationally recognized courier service for next business day delivery to such address, or by facsimile transmission if such party has designated a facsimile number below as part of such party's address. Notice shall be deemed to have been given and received when so hand-delivered, three (3) business days after being so mailed, on the date sent by facsimile transmission with written confirmation or one (1) business day after being sent by such express mail or courier service if properly addressed to the party for whom intended. The addresses for notice to the parties are:

         If to MZCG, to:

                  Mark Zeff Consulting Group, Inc.
                  475 Tenth Avenue
                  New York, NY 10018
                  Facsimile No.: (212) 564-3395
                  Attention: Andrew Wahl

         With a copy sent simultaneously to:

                  Parker Duryee Rosoff & Haft
                  529 Fifth Avenue
                  New York, NY 10017
                  Attention: Herbert F. Kozlov, Esq.

         If to the Company, to:

                  HMG-e, Inc.
                  475 Tenth Avenue
                  New York, NY 10018
                  Facsimile No.: (212) 564-3395
                  Attention: Chairman of the Board

         With a copy sent simultaneously to:

                  Parker Duryee Rosoff & Haft
                  529 Fifth Avenue
                  New York, NY 10017
                  Attention: Herbert F. Kozlov, Esq.

         If to HMG, to:

                  HMG Worldwide Corporation
                  475 Tenth Avenue
                  New York, NY 10018
                  Facsimile No.: (212) 564-3395
                  Attention: Chairman of the Board

         With a copy sent simultaneously to:

                  Parker Duryee Rosoff & Haft
                  529 Fifth Avenue
                  New York, NY 10017
                  Facsimile No.: (212) 972-9487
                  Attention: Herbert F. Kozlov, Esq.

         If to the Executive, to:

                  Mark Zeff
                  260 West 72nd Street
                  Apt. 12B
                  New York, NY 10023

         With a copy sent simultaneously to:

                  Maloney Mehlman & Katz
                  405 Lexington Avenue, 43rd Floor
                  New York, NY 10174
                  Facsimile No.: (212) 972-0111
                  Attention: Barry T. Mehlman, Esq.

         The foregoing addresses may be changed at any time by notice given in the manner provided in this paragraph 10(a).

                  (b) Integration; Modification. This Agreement, together with any other agreement specifically referenced herein and in such case only to the extent of such reference, constitute the entire understanding and agreement among the parties hereto regarding the subject matter hereof and supersede all other prior or contemporaneous negotiations and agreements, whether oral or written, among the parties with respect to such subject matter. This Agreement may not be modified except by a written agreement signed by the Executive and a duly authorized officer of each of the other parties hereto.

                  (c) Enforceability. If any provision of this Agreement shall be invalid or unenforceable, in whole or in part, such provision shall be deemed to be modified or restricted to the extent and in the manner necessary to render the same valid and enforceable, or shall be deemed excised from this Agreement, as the case may require, and this Agreement shall be construed and enforced to the maximum extent permitted by law as if such provision had been originally incorporated herein as so modified or restricted, or as if such provision had not been originally incorporated herein, as the case may be.

                  (d) Survival. The provisions of Section 8 hereof shall survive the termination of this Agreement except to the extent expressly provided to the contrary in said Section 8.

                  (e) Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties, including their respective heirs, executors, successors and assigns, except that this Agreement may not be assigned by the Executive.

                  (f) Waiver of Breach. No waiver by any party of any condition or of the breach by any other party of any term or covenant contained in this Agreement, whether such waiver is by conduct or otherwise, in any one (1) or more instances shall be deemed or construed as a further or continuing waiver of any such condition or breach or a waiver of any other condition or of the breach of any other term or covenant set forth in this Agreement. Moreover, the failure of either party to exercise any right hereunder shall not bar any other or further exercise thereof.

                  (g) Governing Law. This Agreement has been prepared, negotiated and delivered in the State of New York and shall be governed by and construed in accordance with the laws of said State without giving effect to the principles thereof relating to the conflict of laws.

                  (h) Definition of Person. The term "Person," as used in this Agreement, shall mean any natural person or individual and any corporation, partnership, company, firm, association, trust, sole proprietorship or any other entity or organization, including, without limitation, any government (whether federal, state, local or other political subdivision, or any agency, bureau or instrumentality of any of them).

                  (i) Headings. The headings of the various sections and paragraphs hereof have been included herein for convenience of the parties only and shall not be considered in interpreting this Agreement.

                  (j) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which, together, shall constitute one and the same document.

                  (k) Due Authorization. Each of MZCG, the Company and HMG represents that all corporate action required to authorize the execution, delivery and performance of this Agreement has been duly taken.


         IN WITNESS WHEREOF, this Employment Agreement has been executed by the parties hereto on this 31st day of May, 2000.



MARK ZEFF CONSULTING                                 HMG-e, INC.
 GROUP, INC.

By: ______________________                           By: ______________________

Name: ____________________                           Name: ____________________

Title: _____________________                         Title: ____________________




HMG WORLDWIDE CORPORATION                            EXECUTIVE:

By: ______________________                           ___________________________
                                                              MARK ZEFF
Name:  ___________________

Title: ____________________